Exhibit 3.2
As Amended March 29, 2010

AMENDED AND RESTATED BY-LAWS

OF

VERMONT PURE HOLDINGS, LTD.

SECTION 1.	CERTIFICATE OF INCORPORATION AND BY-LAWS

1.1 These by-laws are subject to the certificate of incorporation of the corporation.  In these by-laws, references to the certificate of incorporation and by-laws mean the provisions of the certificate of incorporation and the by-laws as are from time to time in effect.

SECTION 2.	OFFICES

2.1 Registered Office.  The registered office shall be in the City of Dover, County of Kent, State of Delaware.

2.2 Other Offices.  The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

SECTION 3.	STOCKHOLDERS

3.1 Location of Meetings.  All meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors.  Notwithstanding the foregoing, the board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law.  If so authorized, and subject to such guidelines and procedures as the board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.  Any adjourned session of any meeting shall be held at the place designated in the vote of adjournment.

3.2 Annual Meeting.  The annual meeting of stockholders shall be held on a day and time designated by the board of directors, such meeting to occur during the period commencing in each year on March 27 (the “March Date”) (unless March 27 is not a business day, in which case the March Date shall be the next succeeding business day) and ending on April 16 (the “April Date”) (unless April 16 is not a business day, in which case the April Date shall be the next succeeding business day), or at such other date and time as shall be designated from time to time by the board of directors, at which they shall elect a board of directors and transact such business as may be required by law or these by-laws or as may properly come before the meeting.  The March Date is sometimes hereinafter referred to in these by-laws as the “Specified Date.”

3.3 Special Meeting in Place of Annual Meeting.  If the election for directors shall not be held as provided in Section 3.2 of these by-laws, the directors shall cause the election to be held as soon thereafter as convenient, and to that end, if the annual meeting is omitted on the day herein provided therefor or if the election of directors shall not be held thereat, a special meeting of the stockholders shall be called by the board of directors and held in place of such omitted meeting or election, and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these by-laws to the annual meeting of the stockholders, or to the annual election of directors, shall be deemed to refer to or include such special meeting.

3.4 Other Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the chairman of the board, the chief executive officer or the president and shall be called by the chairman of the board, the chief executive officer, the president or the secretary at the request in writing of a majority of the board of directors, but special meetings of the stockholders may not be called by any other person or persons.  The purpose or purposes of any such special meeting shall be specified in the call or request therefor.  The business to be transacted at any special meeting of stockholders shall be limited solely to the matters stated in the notice of meeting.

3.5 Notice of Meetings.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the “Notice Record Date” (as such term is defined in Section 9.1(a) of these by-laws), the “Voting Record Date” (as such term is defined in Section 9.1(a) of these by-laws), if such date is different from the Notice Record Date, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

(b) Unless otherwise provided by law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the Notice Record Date.  Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the Delaware General Corporation Law) by the stockholder to whom notice is given.  If notice is by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.  If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the Delaware General Corporation Law.

3.6 [Reserved.]

3.7 Notice of Stockholder Business at Annual Meeting.  Unless otherwise prescribed by law or by the certificate of incorporation, the following provisions of this Section 3.7 shall apply to the conduct of business at any annual meeting of the stockholders.  (As used in Section 3.7 and Section 4.5, the term “annual meeting” shall include a special meeting in place of an annual meeting.)

(a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before the meeting, business must be (i) specified in the corporation’s notice of meeting (or any supplement thereto), (ii) brought before the meeting by or at the direction of the board of directors, or (iii) properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, (A) if such business relates to the nomination of a person for election as a director of the corporation, the procedures in Section 4.5 of these by-laws must be complied with, and (B) if such business relates to any other matter, the stockholder must (X) be a stockholder of record at the time of the giving of the notice provided for in Section 3.7(b), (Y) be entitled to vote at such meeting, and (Z) have complied with the notice procedures set forth in Section 3.7(b).

(b) For business to be properly brought before any annual meeting of the stockholders by a stockholder pursuant to Section 3.7(a)(iii)(B), the stockholder must have given timely notice thereof in writing to the secretary of the corporation.  To be timely, a stockholder’s notice shall be in writing and shall be received by the secretary of the corporation at the principal executive offices of the corporation not less than 90 days prior to the Specified Date, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the annual meeting of stockholders is to be held on a date prior to the Specified Date, and if less than 70 days’ notice or prior public disclosure of the date of such annual meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the date on which notice of the date of such annual meeting was mailed or the day on which public disclosure was made of the date of such annual meeting.  A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record, by the beneficial owner, if any, on whose behalf the proposal is made and by any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, (iv)  a description of any material interest of such stockholder of record and/or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business and any material interest of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal in such proposed business, to the extent known by such stockholder, (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vi) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal.

(c) Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 3.7.  The person presiding at the annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the procedures prescribed by these by-laws, and if he should so determine, he shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted.  Notwithstanding the foregoing provisions of this Section 3.7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision) (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this Section 3.7; provided, however, that any references in these by-laws to the Exchange Act or the rules promulgated thereunder are not intended to, and shall not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 3.7 (and, as to nominations, Section 4.5), and compliance with the advance notice provisions of this Section 3.7 (and, as to nominations, Section 4.5) shall be the exclusive means for a stockholder to make nominations or submit other business.

(d) This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the board of directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as herein provided.

3.8 Stockholder List.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address (except that no electronic mail or other electronic contact information need be shown) of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation.  If the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to assure that such information is available only to stockholders of the corporation.  If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present.  If the meeting is to be held solely by remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

3.9 Quorum of Stockholders.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, or by the certificate of incorporation or by these by-laws.  Except as otherwise provided by law, no stockholder present at a meeting may withhold his shares from the quorum count by declaring his shares absent from the meeting.

3.10 Adjournment.  Any meeting of stockholders may be adjourned from time to time to any other time and to any other place, if any, at which a meeting of stockholders may be held under these by-laws, by a majority of votes cast upon the question, whether or not a quorum is present.  When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new Voting Record Date is fixed for the adjourned meeting, the board of directors shall fix a new Notice Record Date for such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the Notice Record Date for the adjourned meeting.

3.11 Proxy Representation.  Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by such means of remote communication, if any, by which stockholders may be deeded to be present in person and vote at such meeting as is specified in the notice of meeting) or may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting.  Each proxy must be executed or transmitted in a manner permitted by the Delaware General Corporation Law by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the secretary of the corporation.  No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action; provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

3.12 Inspectors.  If required to do so by Section 231 of the Delaware General Corporation Law or other applicable law or regulation, the directors or the person presiding at the meeting shall appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof.  If not so required, the directors or the person presiding at the meeting may, but need not, appoint such inspectors and substitute inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  In either event, the inspectors and substitute inspectors shall have such duties and responsibilities as are required by applicable law or regulation and such other duties and responsibilities not inconsistent therewith as the directors or the person presiding at the meeting shall deem appropriate.

3.13 Action by Vote.  When a quorum is present at any meeting, whether the same be an original or an adjourned session, a plurality of the votes properly cast for election of directors shall be sufficient to elect such directors and a majority of the votes properly cast upon any question other than an election of directors shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by these by-laws.  No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

3.14 No Action by Consent.  Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly constituted annual or special meeting of such holders and may not be effected by any consent in writing by such stockholders.

SECTION 4.	DIRECTORS

4.1 Number.  The number of directors which shall constitute the whole board shall be determined by resolution of the board.  If the corporation has issued shares of its capital stock, such number of directors shall not be less than 3.  The number of directors may be decreased at any time or from time to time by the directors by vote of a majority of directors then in office, except that any such decrease by vote of the directors shall only be made to eliminate vacancies existing by reason of the death, resignation, removal or disqualification of one or more directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 4.4 of these by-laws.  Directors need not be stockholders.

4.2 Tenure.  Except as otherwise provided by law, by the certificate of incorporation or by these by-laws, each director shall hold office until the next annual meeting and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.

4.3 Powers.  The business of the corporation shall be managed by or under the direction of the board of directors which shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders.

4.4 Vacancies.  Except as otherwise provided by law or by the certificate of incorporation, vacancies and any newly created directorships resulting from any increase in the number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective.  The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other actions.

4.5 Nomination of Directors.  The following provisions of this Section 4.5 shall apply to the nomination of persons for election to the board of directors.

(a) Nominations of persons for election to the board of directors of the corporation may be made (i) by or at the direction of the board of directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in Section 4.5(b), who is entitled to vote for the election of directors at the meeting and who has complied with the notice procedures set forth in Section 4.5(b).

(b) Nominations by stockholders shall be made pursuant to timely notice in writing to the secretary of the corporation.  To be timely, a stockholder’s notice shall be in writing and shall be received by the secretary of the corporation at the principal executive offices of the corporation not less than 90 days prior to the Specified Date, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the annual meeting of stockholders is to be held on a date prior to the Specified Date, and if less than 70 days’ notice or prior public disclosure of the date of such annual meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the date on which notice of the date of such annual meeting was mailed or the day on which public disclosure was made of the date of such annual meeting.  Such stockholder’s notice to the secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act or pursuant to any other then existing statute, rule or regulation applicable thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) as to the stockholder giving the notice, (A) the name and address, as they appear on the corporation’s books, of such stockholder and (B) the class and number of shares of the corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder, (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the corporation which are beneficially owned by such person, (iv) a description of any material relationship between such stockholder of record and/or of the beneficial owner, if any, on whose behalf the nomination is made and any person or persons proposed to be nominated, (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting with respect to such nomination, and (vi) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from stockholders in support of any proposed nominee.  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility and suitability of such proposed nominee as a director.  At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

(c) No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 4.5. The person presiding at the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these by-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.  Notwithstanding the foregoing provisions of this Section 4.5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4.5; provided, however, that any references in these by-laws to the Exchange Act or the rules promulgated thereunder are not intended to, and shall not, limit any requirements applicable to nominations to be considered pursuant to this Section 4.5, and compliance with the advance notice provisions of this Section 4.5 shall be the exclusive means for a stockholder to make nominations of persons for election to the board of directors.

4.6 Committees.  The board of directors may, by vote of a majority of the whole board, (i) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (ii) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (iii) determine the extent to which each such committee shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the certificate of incorporation or by these by-laws they are prohibited from so delegating.  In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in same manner as is provided by these by-laws for the conduct of business by the board of directors.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

4.7 Regular Meeting.  Regular meetings of the board of directors may be held without call or notice at such place within or without the State of Delaware and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

4.8 Special Meetings.  Special meetings of the board of directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chairman of the board, the chief executive officer or the president, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary or by the chairman of the board, the chief executive officer or the president or by any one of the directors calling the meeting.

4.9 Notice.  It shall be reasonable and sufficient notice to a director to send notice by mail at least 48 hours or by telegram or electronic transmission at least 24 hours before the meeting, addressed to him at his usual or last known business, residence or electronic mail address or to give notice to him in person or by telephone at least 24 hours before the meeting.  Notice of a meeting need not be given to any director if a written waiver of notice or waiver by electronic transmission, delivered by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

4.10 Quorum.  Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

4.11 Action by Vote.  Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

4.12 Action Without a Meeting.  Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or electronic transmission is filed with the records of the meetings of the board or of such committee.  Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

4.13 Participation in Meetings by Conference Telephone.  Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors or of any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Such participation shall constitute presence in person at such meeting.

4.14 Compensation.  Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix from time to time the compensation of directors and may delegate such authority to a committee of the board of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director.  No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor.  The board of directors may also allow compensation for members of special or standing committees for service on such committees.

4.15 Interested Directors and Officers.

(a)           No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

4.16 Resignation or Removal of Directors.  Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire board of directors may be removed for cause by the holders of a majority of the stock issued and outstanding and entitled to vote at an election of directors.  Any director may resign at any time by delivering his resignation in writing or by electronic transmission to the chief executive officer, the president or the secretary or to a meeting of the board of directors.  Such resignation shall be effective upon receipt unless specified to be effective at some other time; and without in either case the necessity of its being accepted unless the resignation shall so state.  No director resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director removed shall have any right to receive compensation as such director for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion  provide for compensation.

SECTION 5.	NOTICES

5.1 Form of  Notice.  Whenever, under the provisions of law, or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Unless written notice by mail is required by law, written notice to any director may also be given by telegram, electronic mail or other electronic transmission, cable, telecopy, commercial delivery service, telex or similar means, addressed to such director at his address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge, if any, to be paid by the corporation or the person sending such notice and not by the addressee.  Oral notice or other in-person or in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.  Except as otherwise provided by law, any notice given to stockholders of the corporation shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the Delaware General Corporation Law) by the stockholder to whom notice is given.  If notice to stockholders is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the Delaware General Corporation Law.

5.2 Waiver of Notice.  Whenever notice is required to be given under the provisions of law, the certificate of incorporation or these by-laws, a written waiver thereof or a waiver by electronic transmission, delivered to the secretary of the corporation by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors or members of a committee of the directors need be specified in any written waiver of notice or any waiver by electronic transmission.

5.3           Electronic Transmission Defined.  For purposes of these by-laws, “electronic transmission” shall have the meaning set forth in Section 232 of the Delaware General Corporation Law.

SECTION 6.	OFFICERS AND AGENTS

6.1 Enumeration; Qualification.  The officers of the corporation shall be a chief executive officer, a president, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint, including without limitation a chairman of the board and one or more vice presidents.  Any officer may be, but none need be, a director or stockholder. Any two or more offices may be held by the same person.  Any officer may be required by the board of directors to secure the faithful performance of his duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

6.2 Powers.  Subject to law, to the certificate of incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.

6.3 Election.  The board of directors at its first meeting after each annual meeting of stockholders shall choose a chief executive officer, a president, a secretary and a treasurer.  Other officers may be appointed by the board of directors at such meeting, at any other meeting or by written consent.  At any time or from time to time, the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

6.4 Tenure.  Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his successor is elected and qualified unless a shorter period shall have been specified in terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified.  Each agent of the corporation shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

6.5 Chief  Executive Officer, President and Vice President.  The chief executive officer shall have direct and active charge of all business operations of the corporation and shall have general supervision of the entire business of the corporation, subject to the control of the board of directors.  He shall preside at all meetings of the stockholders and, unless there is a chairman of the board, of the board of directors at which he is present, in each case except as otherwise determined by the board of directors.  The president shall have such duties and powers as shall be designated from time to time by the board of directors or the chief executive officer.  If there is no chief executive officer, the president shall have the duties and powers of the chief executive officer.

The chief executive officer, the president or the treasurer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Any vice presidents shall have such duties and powers as shall be designated from time to time by the board of directors or by the chief executive officer.

6.6 Treasurer and Assistant Treasurers.  Except as otherwise determined by the board of directors, the treasurer shall be the chief financial officer of the corporation.  The treasurer shall be in charge of the corporation’s funds and valuable papers and shall have such other duties and powers as may be assigned to him from time to time by the board of directors or by the chief executive officer.

Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the chief executive officer or the treasurer.

6.7 Secretary and Assistant Secretaries.  The secretary shall record all proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all writings of, or related to, action by stockholder or director consent.  In the absence of the secretary from any meeting, an assistant secretary, or if there is none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.  Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder.  The secretary shall have such other duties and powers as may from time to time be designated by the board of directors or the chief executive officer.

Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the chief executive officer or the secretary.

6.8 Resignation and Removal.  Any officer may resign at any time by delivering his resignation in writing or by electronic transmission to the chief executive officer or the secretary or to a meeting of the board of directors.  Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in any case the necessity of its being accepted unless the resignation shall so state.  The board of directors may at any time remove any officer either with or without cause.  The board of directors may at any time terminate or modify the authority of any agent.  No officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the  corporation) no officer removed shall have any right to any compensation as such officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

6.9 Vacancies.  If the office of the chief executive officer, the president, the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office.  If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that office may choose a successor.  Each such successor shall hold office for the unexpired term of his predecessor, and in the case of the chief executive officer, the president, the treasurer and the secretary, until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified, or as otherwise determined by the board of directors.

SECTION 7.	CAPITAL STOCK

7.1 Stock Certificates.  Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the certificate of incorporation and the by-laws, be prescribed from time to time by the board of directors.  Such certificate shall be signed by (i) the chairman or vice chairman, if any, of the board of directors, the president or a vice-president and (ii) by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation.  Any of or all the signatures on the certificate may be a facsimile.  In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

7.2 Lost Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 8.	TRANSFER OF SHARES OF STOCK

8.1 Transfer on Books.  Subject to any restrictions with respect to the transfer of shares of stock, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require.  Except as may be otherwise required by law, by the certificate of incorporation or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

It shall be the duty of each stockholder to notify the corporation of his post office address.

SECTION 9.	GENERAL PROVISIONS

9.1 Record  Dates.

(a)           In order that the  corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix, in advance, a record date (the “Notice Record Date”), which shall not be more than 60 days nor less than 10 days before the date of such meeting.  If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting (the “Voting Record Date”) unless the board of directors determines, at the time it fixes the Notice Record Date, that a later date on or before the date of the meeting shall be the Voting Record Date.  If no record date is fixed by the board of directors, the Notice Record Date and the Voting Record Date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of the Notice Record Date or the Voting Record Date shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new Voting Record Date for the adjourned meeting, and in such case shall also fix as the Notice Record Date, for stockholders entitled to notice of such adjourned meeting, the same or an earlier date as the Voting Record Date.

(b) In order that the  corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, in advance, which shall not be more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such purpose.

9.2 Dividends.  Dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

9.3 Payment of Dividends.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

9.4 Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

9.5 Fiscal Year.  The fiscal year of the corporation shall end on October 31, unless otherwise determined by the board of directors.

9.6 Seal.  The board of directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word “Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.  The seal may be altered from time to time by the board of directors.

SECTION 10.	AMENDMENTS

10.1 By the Board of Directors.  These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present.

10.2 By the Stockholders.  Except as otherwise provided in Section 10.3, these by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular or special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such regular or special meeting.

10.3 Certain Provisions.  Notwithstanding any other provision of law, the certificate of incorporation or these by-laws, and notwithstanding the fact that a lesser percentage may be specified by law, for purposes of Section 10.2 (but not Section 10.1) the affirmative vote of the holders of at least two-thirds of the shares of capital stock of the corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, Section 3.5, Section 3.7, Section 3.14, Section 4 and Section 10 of these by-laws.

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